UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 30, 2006
BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	000-16339	39-1268055

(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

217 North Fourth Avenue, Sturgeon Bay, Wisconsin	54235

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(920) 743-5551
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 1.01.       Entry into a Material Definitive Agreement
          See the fourth paragraph of Item 5.02 below, which is incorporated by reference.
Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(a),(b)            Not applicable.
(c) and (d)
                    On June 30, 2006, Baylake announced the appointment of Robert J. Cera as President and Chief Operating Officer of its principal subsidiary, Baylake Bank. Mr. Cera will begin full time in that position effective August 21, 2006.
                    Effective as of August 21, 2006, Mr. Cera has also been appointed to Baylake Corp. board of directors and will serve as Baylake Corp.’s Executive Vice President. In addition Mr. Cera has been appointed as a voting member of the Executive and Directors Loan Committees of the Baylake and Bank boards, although those appointments are effective August 21, 2006. It is intended that Mr. Cera will succeed Thomas L. Herlache as Chief Executive Officer of Baylake within a one-year time period. Mr. Herlache will continue his role as Baylake’s Chief Executive Officer until such a change is made and continue his role as Chairman of the Board after June 30, 2007.
                    Mr. Cera, age 44, most recently served as President of the Chicago Region of Associated Bank following the acquisition of State Financial Services Corporation, a bank holding company, by Associated in October 2005. Prior thereto, Mr. Cera served as President, Chief Operating Officer and a director of State Financial Bank, its subsidiary.
                    In connection with the appointment of Mr. Cera as President and Chief Operating Officer of Baylake Bank and Executive Vice President of Baylake Corp., Baylake and Mr. Cera have entered into a one-year employment agreement, to be effective as of August 21, 2006. The agreement provides for an initial base salary of $275,000, and the opportunity for an annual bonus of up to $100,000. Mr. Cera will also receive customary benefits and perquisites. The term of Mr. Cera’s agreement will extend for successive additional periods of one year each upon expiration of the initial one-year term unless either party otherwise notifies the other. The agreement provides that Baylake Corp. will grant Mr. Cera some form of stock option for at least 10,000 shares, or other equity based compensation, although no arrangements have yet been finalized. The employment agreement, which also includes other customary terms and conditions, will be filed by amendment to this Report on Form 8-K or with a future Report on Form 10-Q.
* * * * *

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2006	BAYLAKE CORP. (Registrant)
	By:	/s/ Steven Jennerjohn
Steven Jennerjohn
Chief Financial Officer

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